EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,948	$—	$—	$2,948
Finance revenues	—	78	(30)	48
Sales and revenues, net	2,948	78	(30)	2,996
Costs of products sold	2,493	—	—	2,493
Restructuring charges	1	—	—	1
Asset impairment charges	1	—	—	1
Selling, general and administrative expenses	346	27	—	373
Engineering and product development costs	75	—	—	75
Interest expense	55	27	—	82
Other expense (income), net	56	(8)	(30)	18
Total costs and expenses	3,027	46	(30)	3,043
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(76)	32	—	(44)
Equity income from financial services operations	24	—	(24)	—
Income (loss) before income tax	(52)	32	(24)	(44)
Income tax benefit (expense)	9	(8)	—	1
Net income (loss)	(43)	24	(24)	(43)
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$(48)	$24	$(24)	$(48)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,334	$—	$—	$5,334
Finance revenues	—	152	(57)	95
Sales and revenues, net	5,334	152	(57)	5,429
Costs of products sold	4,472	—	—	4,472
Restructuring charges	1	—	—	1
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	509	51	(1)	559
Engineering and product development costs	161	—	—	161
Interest expense	111	56	—	167
Other expense (income), net	189	(18)	(56)	115
Total costs and expenses	5,446	89	(57)	5,478
Equity in income of non-consolidated affiliates	3	—	—	3
Income before equity income from financial services operations and income taxes	(109)	63	—	(46)
Equity income from financial services operations	48	—	(48)	—
Income (loss) before income tax	(61)	63	(48)	(46)
Income tax expense	35	(15)	—	20
Net income (loss)	(26)	48	(48)	(26)
Less: Net income attributable to non-controlling interests	11	—	—	11
Net income (loss) attributable to Navistar International Corporation	$(37)	$48	$(48)	$(37)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,382	$—	$—	$2,382
Finance revenues	—	63	(23)	40
Sales and revenues, net	2,382	63	(23)	2,422
Costs of products sold	1,987	—	—	1,987
Restructuring charges	1	—	—	1
Asset impairment charges	1	—	—	1
Selling, general and administrative expenses	176	25	(1)	200
Engineering and product development costs	75	—	—	75
Interest expense	58	21	—	79
Other expense (income), net	35	(2)	(22)	11
Total costs and expenses	2,333	44	(23)	2,354
Income (loss) before equity income from financial services operations and income taxes	49	19	—	68
Equity income from financial services operations	16	—	(16)	—
Income (loss) before income tax	65	19	(16)	68
Income tax expense	(4)	(3)	—	(7)
Net income (loss)	61	16	(16)	61
Less: Net income attributable to non-controlling interests	6	—	—	6
Net income (loss) attributable to Navistar International Corporation	$55	$16	$(16)	$55

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$4,249	$—	$—	$4,249
Finance revenues	—	122	(44)	78
Sales and revenues, net	4,249	122	(44)	4,327
Costs of products sold	3,519	—	—	3,519
Restructuring charges	(2)	—	—	(2)
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	347	45	(1)	391
Engineering and product development costs	150	—	—	150
Interest expense	116	42	—	158
Other expense (income), net	138	(4)	(43)	91
Total costs and expenses	4,271	83	(44)	4,310
Equity in income of non-consolidated affiliates	—	—	—	—
Income (loss) before equity income from financial services operations and income taxes	(22)	39	—	17
Equity income from financial services operations	32	—	(32)	—
Income (loss) before income tax	10	39	(32)	17
Income tax expense	(15)	(7)	—	(22)
Net income (loss)	(5)	32	(32)	(5)
Less: Net income attributable to non-controlling interests	13	—	—	13
Net income (loss) attributable to Navistar International Corporation	$(18)	$32	$(32)	$(18)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$927	$50	$—	$977
Marketable securities	23	—	—	23
Restricted cash and cash equivalents	34	197	—	231
Finance and other receivables, net	483	2,531	(215)	2,799
Inventories	1,157	7	—	1,164
Goodwill	38	—	—	38
Property and equipment, net	938	332	—	1,270
Investments in and advances to financial services operations	639	—	(639)	—
Investments in non-consolidated affiliates	32	—	—	32
Deferred taxes, net	116	5	—	121
Other assets	388	23	—	411
Total assets	$4,775	$3,145	$(854)	$7,066
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,821	$24	$(215)	$1,630
Debt	2,962	2,395	—	5,357
Postretirement benefits liabilities	1,950	—	—	1,950
Other liabilities	1,894	87	—	1,981
Total liabilities	8,627	2,506	(215)	10,918
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,855)	639	(639)	(3,855)
Total liabilities and stockholders' equity (deficit)	$4,775	$3,145	$(854)	$7,066

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,261	$59	$—	$1,320
Marketable securities	101	—	—	101
Restricted cash and cash equivalents	34	91	—	125
Finance and other receivables, net	505	2,259	(101)	2,663
Inventories	1,102	8	—	1,110
Goodwill	38	—	—	38
Property and equipment, net	1,060	310	—	1,370
Investments in and advances to financial services operations	581	—	(581)	—
Investments in non-consolidated affiliates	50	—	—	50
Deferred taxes, net	117	4	—	121
Other assets	314	18	—	332
Total assets	$5,163	$2,749	$(682)	$7,230
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,664	$43	$(101)	$1,606
Debt	3,426	2,041	—	5,467
Postretirement benefits liabilities	2,097	—	—	2,097
Other liabilities	1,902	84	—	1,986
Total liabilities	9,089	2,168	(101)	11,156
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(3,931)	581	(581)	(3,931)
Total liabilities and stockholders' equity (deficit)	$5,163	$2,749	$(682)	$7,230

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(26)	$48	$(48)	$(26)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	66	—	—	66
Depreciation of equipment leased to others	(1)	32	—	31
Amortization of debt issuance costs and discount	8	4	—	12
Deferred income taxes	(41)	—	—	(41)
Asset impairment charges	3	—	—	3
Gain on sales of investments and businesses, net	(59)	—	—	(59)
Equity in income of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services affiliates	(48)	—	48	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables	48	(48)	—	—
Other, net	(31)	(143)	—	(174)
Net cash used in operating activities	(83)	(107)	—	(190)
Cash flows from investing activities
Purchases of marketable securities	—	—	—	—
Sales of marketable securities	—	—	—	—
Maturities of marketable securities	79	—	—	79
Capital expenditures	(64)	(2)	—	(66)
Purchase of equipment leased to others	(13)	(63)	—	(76)
Other investing activities	95	5		100
Net cash provided by (used in) investing activities	97	(60)	—	37
Net cash provided by (used in) financing activities	(342)	268	—	(74)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	(4)	—	(10)
Increase (decrease) in cash, cash equivalents and restricted cash	(334)	97	—	(237)
Cash, cash equivalents and restricted cash at beginning of the period	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the period	$961	$247	$—	$1,208

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(5)	$32	$(32)	$(5)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	73	—	—	73
Depreciation of equipment leased to others	9	27	—	36
Amortization of debt issuance costs and discount	10	5	—	15
Deferred income taxes	1	—	—	1
Asset impairment charges	3	—	—	3
Equity in income of financial services affiliates	(32)	—	32	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in other intercompany receivables and payables	29	(29)	—	—
Other, net	(130)	(94)	—	(224)
Net cash used in operating activities	(39)	(59)	—	(98)
Cash flows from investing activities
Purchases of marketable securities	(148)	—	—	(148)
Sales of marketable securities	460	—	—	460
Maturities of marketable securities	18	—	—	18
Capital expenditures	(53)	—	—	(53)
Purchase of equipment leased to others	(39)	(53)	—	(92)
Other investing activities	(2)	5	—	3
Net cash provided by (used in) investing activities	236	(48)	—	188
Net cash provided by financing activities	209	60	—	269
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	(1)	—	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	400	(48)	—	352
Cash, cash equivalents and restricted cash at beginning of the period	690	150	—	840
Cash, cash equivalents and restricted cash at end of the period	$1,090	$102	$—	$1,192